Exhibit 3.1

[Translation]

Articles of Incorporation of Acucela Japan Kabushiki Kaisha

Chapter 1    General Provisions

Article 1	Name

The name of the Company shall be “Acucela Japan Kabushiki Kaisha,” which shall be expressed in English as “Acucela Japan KK.”

Article 2	Purpose

The Company shall engage in the following businesses:

(1)	Research, development, export and import, and manufacturing, commissioned manufacturing, and sales of medical products, quasi-medical products, raw materials for medical products, medical-use equipment, medical-use consumables, veterinary drugs, agrichemicals, cosmetics and health food;

(2)	Consulting services relating to (1) above;

(3)	Commissioned research and development in the field of medicine and agriculture;

(4)	Transfer, acquisition and management of patent rights relating to the field of medicine and agriculture;

(5)	Research and development, and technology transfer of transplants and regenerative medicine, and manufacture, export and import, and sales of regenerative medicine products; and

(6)	Any businesses incidental to the businesses set forth in (1) through (5) above.

Article 3	Location of Head Office

The Company’s head office shall be located in Shibuya-ku, Tokyo.

Article 4	Organizations

The Company shall establish the following organizations in addition to the general meeting of shareholders and Directors:

(1)	Board of Directors

(2)	Statutory Auditor

Article 5	Method of Public Notices

Public notices of the Company shall be given by way of publication in the official gazette.

Chapter 2    Shares

Article 6	Total Number of Shares Authorizes to be Issued

The total number of shares authorized to be issued by the Company shall be 1,000 shares.

Article 7	Share Certificates

The Company shall not issue share certificates representing its issued shares.

Article 8	Restrictions on the Transfer of Shares

Acquisitions of shares through transfer must be approved by the Board of Directors.

Article 9	Requests for the Sale of Shares to Heirs

The Company may request a person who has acquired shares of the Company by inheritance or other general succession to sell such shares to the Company.

Article 10	Requests for Recording Information Required to be Stated in the Shareholder Registry

In order for an acquirer of shares to request the Company to state or record the required information to be stated in the shareholder registry, such request shall be made jointly with the person stated or recorded in the shareholder registry as the shareholder of the shares so acquired, or heirs or other general successors thereof, with a request form prescribed by the Company signing or affixing their seal thereon. Provided, however, that, when otherwise provided by laws and ordinances, the acquirer of shares may independently make such request.

Article 11	Recordation of Pledges and Notation of a Trust Property

In order to request the Company to notate a trust property or record a pledge with respect to shares of the Company, such request shall be made jointly with the relevant parties, with a request form prescribed by the Company signing or affixing their seal thereon. The same shall apply to the cancellation of such notation or recordation.

Article 12	Fees

The Company’s prescribed fees must be paid when making the requests provided in the preceding two Articles.

Article 13	Record Date for Annual General Meeting of Shareholders

13.1	The Company shall prescribe the shareholders who have voting rights and are stated or recorded in the final shareholders registry on the last day of every business year ( “Shareholders as of the Record Date”) as the shareholders who are entitled to exercise their rights at the annual general meeting of shareholders relating to that business year. However, when the rights of the Shareholders as of the Record Date are not prejudiced, the Company may prescribe all or part of persons who acquired shares after the Record Date as the shareholders who are entitled to exercise their rights at the annual general meeting of shareholders.

13.2	In addition to the preceding paragraph, when required to confirm the person who may exercise rights as shareholders or registered shareholder pledgees, an extraordinary date of record may be determined by the resolution of the Board of Directors, with a public notice in advance.

Article 14	Notification of Shareholders’ Address and Other Matters

Shareholders of the Company and recorded share pledgees or their statutory agents or representatives shall notify the Company of their names, addresses and seals, with a form prescribed by the Company. The same shall apply if these matters to be notified have changed.

Article 15	Issuance of Shares for Subscription

15.1	The matters required for the issuance of shares for subscription shall be determined by the resolution of the general meeting of shareholders provided in Article 309, Paragraph 2 of the Companies Act.

15.2	Notwithstanding the provisions of the preceding paragraph, the determination of subscription requirements may be delegated to the Board of Directors upon the resolution of the general meetings of shareholders provided in Article 309, Paragraph 2 of the Companies Act, determining the maximum number of the shares for subscription and the minimum amount to be paid in.

15.3	In the event that the Company grants shareholders a right to the allotment of shares, the subscription requirements and the matters set forth in each item of Article 202, Paragraph1 of the Companies Act shall be determined by the Board of Directors.

Chapter 3    General Meeting of Shareholders

Article 16	Convocation of General Meetings of Shareholders

16.1	An annual general meeting of shareholders shall be convened within three months after the following date of the last date of each business year and an extraordinary general meeting of shareholders may be convened whenever necessary.

16.2	Unless otherwise provided in laws or ordinances, the President of the Company shall convene general meetings of shareholders by the resolution of the Board of Directors; provided, however, that if the President is unable to do so, other Directors shall convene general meetings of shareholders in the order predetermined by the Board of Directors.

16.3	A notice to convene general meetings of shareholders shall be dispatched to each shareholder entitled to exercise their voting rights at the meeting no later than one week before the date of the meeting.

Article 17	Omission of Convocation Procedures

General meetings of shareholders may be held without taking the convocation procedures with the consent of all the shareholders who have voting rights at that meeting.

Article 18	Chairman of General Meetings of Shareholders

The President shall act as the chairman of general meetings of shareholders; provide, however, that if the President is unable to do so, other Directors shall act on his or her behalf in the order predetermined by the Board of Directors.

Article 19	Method of Resolution of General Meetings of Shareholders

19.1	Unless otherwise provided in laws and ordinances or these Articles of Incorporation, resolutions of general meetings of shareholders shall be adopted by a majority of the voting rights of shareholders present at the meeting and entitled to exercise their voting rights.

19.2	Resolutions of general meetings of shareholders under Article 309, Paragraph 2 of the Companies Act shall be adopted by two-thirds or more of the voting rights of the shareholders present at the meeting where the shareholders holding one-third or more of the voting rights of all shareholders who are entitled to exercise their voting rights are present.

Article 20	Omission of Resolutions of General Meetings of Shareholders

20.1	In cases where Directors or shareholders submit a proposal with respect to a matter which is the purpose of the general meeting of shareholders, such proposal shall be deemed to have been approved by resolution of the general meeting of shareholders if all shareholders (limited to those shareholders entitled to exercise their voting rights with respect to such matter) manifest their intention to agree to such proposal in writing or by means of electromagnetic record, the resolution to approve such proposal at the general meeting of shareholders shall be deemed to have been made.

20.2	In cases where the Directors notify all shareholders of matters to be reported to the general meeting of shareholders, if all shareholders manifest their intention to agree that it is not necessary to report the matters to the general meeting of shareholders, in writing or by means of electromagnetic record, such matter shall be deemed to have been reported to the general meeting of shareholders.

Article 21	Exercise of Voting Rights by Proxy

21.1	Each shareholder or its statutory agent may exercise its voting rights by proxy. In this case, a document evidencing the proxy’s authority shall be submitted to the Company at each general meeting of shareholders.

21.2	Shareholders shall not have the proxy under the preceding paragraph exercised by two or more persons.

Article 22	Minutes of the General Meetings of Shareholders

The minutes of general meetings of shareholders shall be prepared pursuant to laws and ordinances, and kept at the head office of the Company for ten years.

Chapter 4    Directors, Representative Director and Board of Directors

Article 23	Number of Directors

The Company shall have eight or fewer Directors.

Article 24	Election of Directors

24.1	Directors of the Company shall be elected by a majority of the voting rights of the shareholders present at general meetings of shareholders where the shareholders holding one-third or more of the voting rights of all shareholders who are entitled to exercise their voting rights are present.

24.2	Directors of the Company shall not be elected by cumulative voting.

Article 25	Term of Office of Directors

25.1	The term of office of Directors shall expire at the conclusion of the annual general meeting of shareholders for the last business year ending within one year after their election.

25.2	The term of office of Directors elected to fill a vacancy or to increase the number of Directors shall expire at the expiration of the term of office of the other incumbent Directors.

Article 26	Representative Director and Other Directors with Titles

26.1	The Board of Directors shall, by its resolution, appoint from among Directors one President and, when necessary, may elect Chairman(s), Vice-President(s), Senior Managing Director(s), and Managing Director(s).

26.2	The President shall represent the Company.

26.3	In addition to the President, other Directors may, by resolution of the Board of Directors, be appointed to represent the Company.

Article 27	Execution of Operations

The President shall manage the overall operations of the Company. Other Directors shall assist the President, deal with assigned and allocated administrative affairs, and take charge of the execution of daily operations.

Article 28	Convener and Chairman of Meetings of the Board of Directors

Unless otherwise provided in laws and ordinances, the President shall convene meetings of the Board of Directors and act as the chairman; provided, however, that if the President is unable to do so, other Directors shall act on his or her behalf in the order predetermined by the Board of Directors.

Article 29	Notice to Convene Meetings of the Board of Directors

A notice to convene meetings of the Board of Directors shall be dispatched to each Director and Statutory Auditor no later than three days before the date of the meeting; provided, however, that in case of emergency, the foregoing notice period may be shortened. Meetings of the Board of Directors may be held without taking the convocation procedures with the consent of all Directors and Statutory Auditors.

Article 30	Resolution of the Board of Directors

Resolutions of the Board of Directors shall be adopted by a majority vote of the Directors present at the meeting where the majority of the Directors entitled to participate in the vote are present.

Article 31	Deemed Resolution of the Board of Directors

31.1	In cases where Directors submit a proposal with respect to a matter which is the purpose of the resolution of the Board of Directors, if all Directors (limited to those who are entitled to exercise their voting rights with respect to such matter) manifest their intention to agree to such proposal in writing or by means of electromagnetic record, the resolution to approve such proposal at the Board of Directors shall be deemed to have been made. Provided, however, that, this shall not apply to cases where any Statutory Auditor raises an objection to such proposal.

31.2	In cases where the Directors or Statutory Auditors have notified all Directors and Statutory Auditors of matters to be reported to the Board of Directors (except for the matters to be reported under Article 363, Paragraph 2 of the Companies Act), it shall be unnecessary to report such matters to the Board of Directors.

Article 32	Minutes of the Board of Directors

With respect to the proceedings at a meeting of the Board of Directors, the minutes shall be prepared pursuant to laws and ordinances and kept at the head office of the Company for ten years.

Article 33	Remunerations etc. of Directors

Remunerations, bonuses, and other financial benefits of Directors payable from the Company as a consideration for the exercise of their duties shall be determined by resolution of general meetings of shareholders.

Chapter 5    Statutory Auditor

Article 34	Number of Statutory Auditor

The Company shall have one Statutory Auditor.

Article 35	Election of Statutory Auditor

Statutory Auditors of the Company shall be elected by a majority of the voting rights of the shareholders present at general meetings of shareholders where the shareholders holding one-third or more of the voting rights of all shareholders who are entitled to exercise their voting rights are present.

Article 36	Term of Office of Statutory Auditor

36.1	The term of office of Statutory Auditor shall expire at the conclusion of the annual general meeting of shareholders for the last business year ending within four years after their election.

36.2	The term of office of Statutory Auditors elected to fill a vacancy shall be the remaining term of office of the Statutory Auditor who retired from office.

Article 37	Remunerations, etc. of Statutory Auditor

Remunerations, bonuses, and other financial benefits of Statutory Auditors payable from the Company as a consideration for the exercise of their duties shall be determined by resolution of general meetings of shareholders.

Chapter 6    Accounting

Article 38	Business Year

The business year of the Company shall be one year from January 1 to December 31 of each year.

Article 39	Dividends of Surplus

The Company shall pay dividends of surplus to shareholders and registered shareholder pledgees stated or recorded in the final shareholder registry on the last day of each business year.

Article 40	Interim Dividends

The Company may, by resolution of the Board of Directors, distribute dividends of surplus to the shareholders and registered shareholder pledgees stated or recorded in the final shareholder registry on June 30 of each year.

Article 41	Statute of Limitations for Dividends

In cases where dividends are payable in cash, the Company shall be relieved from the obligation to pay such dividends if such dividends remain unreceived after three years have passed from the date of commencement of the payment.

Chapter 7    Supplementary Provisions

Article 42	Value of Assets Invested at Incorporation

42.1	The value of assets which shall be invested at the incorporation of the Company shall be as follows.

500,000 yen

42.2	The amount of the stated capital of the Company following the incorporation shall be as follows.

500,000 yen

Article 43	First Business Year

The first business year of the Company shall be from the date of the incorporation of the Company to December 31, 2015.

Article 44	Directors and Statutory Auditor at the time of Incorporation

The Directors and the Statutory Auditor of the Company at the time of incorporation shall be as follows.

Director at the time of incorporation: Ryo Kubota

Director at the time of incorporation: Shuji Hasegawa

Director at the time of incorporation: Tomomi Sukagawa

Statutory Auditor at the time of incorporation: Kenzo Ogiwara

Article 45	Representative Director at the time of Incorporation

The representative Director of the Company at the time of incorporation shall be as follows.

Representative Director at the incorporation: Ryo Kubota

1515 Parkside Dr E, Seattle WA, USA

Article 46	Incorporator

The name, the address, and the number of shares issued at the incorporation allocated to Incorporator and the amount paid in for those shares shall be as follows.

Acucela Inc.

1301 Second Avenue, Suite 4200, Seattle, WA, USA

Shares 10 shares 500,000 yen

Article 47	Matters not Stipulated in the Articles of Incorporation

Matters not stipulated in these Articles of Incorporation shall all be determined in accordance with the Companies Act and other laws and ordinances.

In order to incorporate Acucela Japan Kabushiki Kaisha, Tadashi Ando, an agent of Incorporator, Acucela Inc., for preparation of the Articles of Incorporation, electronically signed these electromagnetically recorded Articles of Incorporation.

December 8, 2016

Incorporator Acucela Inc.

Agent of the above noted Incorporator for the preparation of Articles of Incorporation

Tadashi Ando